Exhibit 99.1
151 S. El Camino Dr.
Beverly Hills, CA 90212
www.kennedywilson.com

KENNEDY WILSON INCREASES LONG-TERM STAKE IN
CAPITAL DOCK MIXED-USE CAMPUS

June 12, 2019 – Global real estate investment company Kennedy Wilson (NYSE: KW) has increased its stake in the Capital Dock mixed-use campus(1), in Dublin, to 50% from 42.5%. AXA Investment Managers - Real Assets (“AXA IM - Real Assets”), a global leader in real asset investments and the leading(2) real estate portfolio and asset manager in Europe, acting on behalf of clients, simultaneously acquired the remaining outstanding stakes from the other two investors in the project, including the adjoining State Street building. Kennedy Wilson’s share in the State Street building will be maintained at 50% and Kennedy Wilson will continue to act as asset manager for the entire mixed-use campus.
With water views on three sides and fronting the River Liffey, Capital Dock is one of the largest, single-phase developments ever built in Ireland and is creating a new urban quarter in Dublin. The mixed-use campus includes two newly developed class A office buildings totalling 216,000 sq ft, the 175,000 sq ft class A State Street building, the 190-unit Capital Dock Residence, approximately 26,000 sq ft of retail and restaurants and 1.5 acres of public space, including a park for office occupiers, residents and the wider community.
The total project saw Kennedy Wilson deliver more than 690,000 sq ft of space at the end of 2018, on time and on budget, and has attracted some of the biggest names in tech and finance, prior to completion of development. This included the European headquarters for J.P. Morgan and Indeed, which committed to occupy all the available office space, alongside the existing headquarters of State Street, in the adjacent building to the development. The team has also made good progress in leasing the 190 multifamily units, extending Kennedy Wilson’s top standard of services and amenities to the Dublin rental market. The project will also welcome new retailers in the coming year, including a flagship restaurant and bar with a terrace, a gourmet grocer and additional artisanal food and beverage offerings.
Peter Collins, President of Kennedy Wilson Europe, said: “Capital Dock is a cornerstone development in Kennedy Wilson’s portfolio and demonstrates our long-term commitment to Dublin and our determination to play our part in bringing much-needed commercial and residential accommodation to the Docklands. We are therefore delighted to extend our relationship with AXA IM - Real Assets, an experienced global portfolio and asset manager, to such an important urban quarter for Dublin.”
Dublin’s PRS and office markets remain supported by Ireland’s position as one of the fastest growing economies in Europe. With unemployment at the lowest rate in over a decade, Ireland continues to see strong net immigration with office take-up tracking 75% above its 10-year average. Dublin’s PRS market is underpinned by strong demand for city-center apartments and increasing demand by residents for a premium level of resident amenities and services.

(1)	Excluding J.P. Morgan’s owner-occupied office, sold to J.P. Morgan in May 2017

(2)	Source: INREV/ANREV Fund Manager Survey – May 2018 – in terms of assets under management

About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a global real estate investment company. We own, operate, and invest in real estate both on our own and through our investment management platform. We focus on multifamily and office properties located in the Western U.S., UK, and Ireland.
For further information on Kennedy Wilson, please visit: www.kennedywilson.com.

Special Note Regarding Forward-Looking Statements
Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are estimates that reflect our management’s current expectations, are based on assumptions that may prove to be inaccurate and involve known and unknown risks. Accordingly, our actual results or performance may differ materially and adversely from the results or performance expressed or implied by these forward-looking statements, including for reasons that are beyond our control. Accordingly, you should not unduly rely on these statements, which speak only as of the date of this press release. We assume no duty to update the forward-looking statements, except as may be required by law.

KW-IR

Contact:

Investors
Daven Bhavsar, CFA
Vice President of Investor Relations
+1 (310) 887-3431
dbhavsar@kennedywilson.com

European Media FTI Consulting Dido Laurimore / Eve Kirmatzis +44 20 3727 1000 kennedywilson@fticonsulting.com U.S. Media
Emily Heidt
Director of Public Relations
+1 (310) 887-3499
eheidt@kennedywilson.com

2